Incorporated under the Laws of the State of Nevada

NUMBER 1

SHARES

GO PUBLIC ACQUISITION CORPORATION I

Authorized to issue: 50,000,000 shares common stock par value $0.00001

This Certifies that ______________________ is the registered holder of ______________________ Shares

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of __________ A.D. 20__

SECRETARY

PRESIDENT

For Value Received, _____ *hereby sell, assign and transfer*

unto ____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________ *A.D. 20*___

In presence of

______________________________ ______________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.